UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2008

BH/RE, L.L.C.

(Exact name of registrant as specified in its charter)

Nevada	000-50689	84-1622334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3667 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (702) 785-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2008, OpBiz, L.L.C., an indirect subsidiary of the Registrant doing business as the Planet Hollywood Resort & Casino (“OpBiz”), entered into an Employment Agreement with Dean DiLullo, pursuant to which he will be the Executive Vice President and Chief Operating Officer of OpBiz, effective as of March 24, 2008.

The term of the agreement is for three (3) years, terminating on March 24, 2011.  OpBiz may terminate Mr. DiLullo’s employment at any time without cause upon 15 days written notice, in which case he will be entitled to receive severance pay equal to twelve months’ salary.  Mr. DiLullo may terminate his employment at any time upon 30 days’ prior written notice.

Pursuant to the Employment Agreement, OpBiz pays Mr. DiLullo a salary of $350,000 per year.  Mr. DiLullo is also eligible to participate in OpBiz’s bonus program pursuant to which he is eligible to receive an annual bonus equal to up to 50% of his base salary based on achievement of EBITDA goals to be established by OpBiz’s Board of Managers.  Mr. DiLullo’s bonus for the first year of employment shall be at least 25% of his base salary.  The remaining 25% bonus is payable if a specified EBITDA amount is achieved.

Mr. DiLullo’s Employment Agreement provides that he may be granted the option to purchase a percentage of the equity of MezzCo, L.L.C., the parent of OpBiz, after a six month evaluation period.

The foregoing description of Mr. DiLullo’s Employment Agreement is qualified by reference to such Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Mr. DiLullo is 44 years of age and has over 21 years of experience in the gaming industry.  Prior to joining OpBiz, Mr. DiLullo served as President of M1 Network which provided consulting services in gaming operations, marketing, advertising and database strategies from October 2007 through March 2008.  Mr. DiLullo held varying positions at Station Casinos, Inc., including Vice President/General Manager at several of their Las Vegas properties, from November 1995 through September 2007.  His most recent position prior to leaving Station Casinos, Inc. was Vice President/General Manager of Sunset Station, Henderson, Nevada.  Prior to his employment at Station Casinos, Inc., Mr. DiLullo was the Director of Marketing at the Rio Hotel & Casino, Las Vegas, Nevada from August 1992 through October 1995 and held various positions at Aztar Corporation (Tropicana Resort & Casino), Las Vegas, Nevada from August 1986 through August 1992 including Manager of Financial Analysis and Planning and Director of Marketing and Advertising.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1           Employment Agreement dated March 19, 2008, by and between OpBiz, L.L.C. and Dean DiLullo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BH/RE, L.L.C.

March 25, 2008	By:	/S/ Donna Lehmann
Donna Lehmann
Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated March 19, 2008, by and between OpBiz, L.L.C. and Dean DiLullo.